NEWS RELEASE

NETGEAR® REPORTS THIRD QUARTER 2014 RESULTS

•	Third quarter 2014 net revenue of $353.3 million, as compared to $361.9 million in the comparable prior year quarter, decrease of 2.4% year over year.

•	Third quarter 2014 GAAP net income of $20.0 million, as compared to $14.5 million in the comparable prior year quarter.

◦	Third quarter 2014 non-GAAP net income of $26.2 million, as compared to $22.9 million in the comparable prior year quarter.

•	Third quarter 2014 GAAP diluted earnings per share of $0.55 per share, as compared to $0.37 per share in the comparable prior year quarter.

◦	Third quarter 2014 non-GAAP diluted earnings per share of $0.72, as compared to $0.58 in the comparable prior year quarter.

•	Company expects fourth quarter 2014 net revenue to be in the range of $335 million to $350 million, with non-GAAP operating margin in the range of 9.5% to 10.5%.

•	Board authorizes incremental repurchase of up to 3,000,000 shares.

SAN JOSE, California - October 23, 2014 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the third quarter ended September 28, 2014.

Net revenue for the third quarter ended September 28, 2014 was $353.3 million, as compared to $361.9 million in the third quarter ended September 29, 2013, and $337.6 million in the second quarter ended June 29, 2014. Net income, computed in accordance with GAAP, for the third quarter of 2014 was $20.0 million, or $0.55 per diluted share. This compared to GAAP net income of $14.5 million, or $0.37 per diluted share, in the third quarter of 2013, and GAAP net income of $14.7 million, or $0.40 per diluted share, in the second quarter of 2014.

Operating margin, computed in accordance with GAAP, for the third quarter of 2014 was 7.5%, as compared to 6.7% in the year ago comparable quarter, and 7.3% in the second quarter of 2014. Non-GAAP operating margin was 10.6% in the third quarter of 2014, as compared to 9.9% in the third quarter of 2013, and 10.1% in the second quarter of 2014. Non-GAAP net income was $0.72 per diluted share in the third quarter of 2014, as compared to non-GAAP net income of $0.58 per diluted share in the third quarter of 2013 and the second quarter of 2014. The Company experienced a $0.04 per diluted share benefit in the third quarter of 2014 as a result of a year-to-date catch up that reduced the tax expense for the quarter.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangible assets, stock-based compensation expense, restructuring and other charges, acquisition-related expense, impact to cost of sales from acquisition accounting adjustments to inventory, litigation reserves, net, impairment charges, and gain on litigation settlement. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR commented, “Our performance for the third quarter was driven by the Retail Business Unit’s strong back-to-school results. Our high-end, high performance Nighthawk routers, which set a new industry high water mark for ASPs, have been a success with customers and we further expanded that product line with the release of the Nighthawk X4 in September. Additionally, we have a strong product pipeline for 11ac DSL and cable gateways, as well as WiFi extenders for the fourth quarter. With the recent introduction of the Nighthawk X4 and the debut of Nighthawk X6 in Europe, we believe we will be able to gain further market share worldwide during the Christmas season.”

“Our realignment of the Northern European RBU and CBU sales channels is ongoing, but we saw encouraging signs of progress in the region during the third quarter. We are also proactively managing the inventory levels at our distribution partners in the United States, as evidenced with their weeks of supply coming down from 12.0 in Q2’14 to 10.6 at the end of Q3’14. While we expect this will benefit us in the long run, it challenged CBU’s revenue in Q3. During Q3, our switching line continued to gain momentum, especially in the 10 Gigabit and PoE categories. Our product pipeline in those two areas is strong and we believe we will continue to ride on that strength to further end-market sales and share gains.”

“While the Service Provider Business Unit had a solid third quarter, we are expecting above average capex contraction in the fourth quarter from our major service provider customers. We believe that this is not a NETGEAR specific event, but rather industry wide.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "During the third quarter of 2014, we continued to leverage our strong balance sheet and cash position by repurchasing approximately 785,000 shares of NETGEAR common stock for $25.5 million, at an average price of $32.47 per share. Over the last four quarters we have repurchased approximately 4.1 million shares. At the end of the third quarter of 2014, approximately 706,000 shares remained in the repurchase program previously authorized by the Company’s Board of Directors in October 2008.”

Additionally, the Company announced that its Board of Directors has authorized a program to repurchase up to 3,000,000 shares of the Company’s common stock, or approximately 8.5% of the outstanding shares. This is incremental to the approximate 706,000 shares remaining on the Company’s previous share repurchase program. “We continue to believe that returning cash to our shareholders in excess of our operating and strategic needs is important, and that a stock repurchase program is an effective means of accomplishing this. We plan to remain opportunistic buyers of our stock,” said Ms. Gorjanc.

The stock repurchase authorization does not have an expiration date and the pace of repurchase activity will depend on factors such as levels of cash generation from operations, cash requirements for acquisitions, current stock price, and other factors. Under the program, NETGEAR may repurchase shares from time to time on the open market. The company will finance the repurchase program with available cash on hand. The stock repurchase program may be modified or discontinued at any time.

Mr. Lo continued, "We are excited with our product lineup for the coming quarters in the categories of 11ac, switches, storage and last but not least, the Internet of Things for the home. We are holding a press conference on November 5th, the same day as our Analyst Day, to outline our vision for the Internet of Things in the home and unveil a new Internet of Things product line. As for fourth quarter 2014 specifically, we are expecting net revenue to be in the range of $335 million to $350 million, with non-GAAP operating margin in the range of 9.5% to 10.5%.”

Investor Conference Call / Webcast Details
NETGEAR will review the third quarter results and discuss management's expectations for the fourth quarter of 2014 today, Thursday, October 23, 2014 at 5 p.m. ET (2 p.m. PT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight ET (9 p.m. PT) on Thursday, October 30, 2014 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 13593142.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 45,000 retail locations around the globe, and through approximately 36,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://

investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2014 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: expected net revenue and non-GAAP operating margin; expectations regarding the timing and market acceptance of recent and anticipated new product introductions that position the Company for growth; expectations regarding the Company’s market share and leadership position in various product categories; and expectations regarding repurchases of the Company’s common stock. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 49 through 70, in the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 29, 2014, filed with the Securities and Exchange Commission on August 1, 2014. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 28, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$141,820	$143,009
Short-term investments	100,828	105,145
Accounts receivable, net	278,568	266,484
Inventories	206,494	224,456
Deferred income taxes	27,895	27,239
Prepaid expenses and other current assets	40,064	33,778
Total current assets	795,669	800,111
Property and equipment, net	27,629	27,194
Intangibles, net	70,705	84,118
Goodwill	155,916	155,916
Other non-current assets	31,399	26,591
Total assets	$1,081,318	$1,093,930

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$92,091	$114,531
Accrued employee compensation	20,571	16,551
Other accrued liabilities	133,659	143,218
Deferred revenue	33,937	24,496
Income taxes payable	1,893	1,287
Total current liabilities	282,151	300,083
Non-current income taxes payable	15,173	13,804
Other non-current liabilities	7,441	6,260
Total liabilities	304,765	320,147
Stockholders' equity:
Common stock	35	37
Additional paid-in capital	445,649	421,901
Cumulative other comprehensive income	150	69
Retained earnings	330,719	351,776
Total stockholders' equity	776,553	773,783
Total liabilities and stockholders' equity	$1,081,318	$1,093,930

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013

Net revenue	$353,338	$337,604	$361,895	$1,040,333	$1,013,013
Cost of revenue	251,005	240,418	260,236	742,889	720,187
Gross profit	102,333	97,186	101,659	297,444	292,826
Gross margin	29.0%	28.8%	28.1%	28.6%	28.9%
Operating expenses:
Research and development	23,337	22,476	23,320	67,994	62,639
Sales and marketing	39,283	38,179	39,465	117,373	116,260
General and administrative	11,726	11,894	11,930	34,995	36,576
Restructuring and other charges	1,360	(12)	400	2,190	1,957
Litigation reserves, net	69	68	305	254	3,908
Impairment charges	—	—	2,000	—	2,000
Total operating expenses	75,775	72,605	77,420	222,806	223,340
Income from operations	26,558	24,581	24,239	74,638	69,486
Operating margin	7.5%	7.3%	6.7%	7.2%	6.9%
Interest income	68	49	71	174	315
Other income (expense), net	2,246	(227)	511	1,911	37
Income before income taxes	28,872	24,403	24,821	76,723	69,838
Provision for income taxes	8,847	9,698	10,364	27,582	26,053
Net income	$20,025	$14,705	$14,457	$49,141	$43,785

Net income per share:
Basic	$0.56	$0.41	$0.37	$1.36	$1.14
Diluted	$0.55	$0.40	$0.37	$1.34	$1.12

Weighted average shares used to compute net income per share:
Basic	35,643	36,139	38,700	36,133	38,562
Diluted	36,250	36,808	39,198	36,806	39,127

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013

GAAP gross profit	$102,333	$97,186	$101,659	$297,444	$292,826
Amortization of intangible assets	2,625	2,619	2,414	7,863	6,139
Stock-based compensation expense	573	489	479	1,533	1,074
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	568
Non-GAAP gross profit	$105,531	$100,294	$104,552	$306,840	$300,607
Non-GAAP gross margin	29.9%	29.7%	28.9%	29.5%	29.7%

GAAP research and development	$23,337	$22,476	$23,320	$67,994	$62,639
Stock-based compensation expense	(1,255)	(1,227)	(1,047)	(3,878)	(2,854)
Non-GAAP research and development	$22,082	$21,249	$22,273	$64,116	$59,785

GAAP sales and marketing	$39,283	$38,179	$39,465	$117,373	$116,260
Amortization of intangible assets	(1,771)	(1,772)	(2,025)	(5,314)	(4,643)
Stock-based compensation expense	(1,409)	(1,401)	(1,331)	(4,759)	(3,871)
Non-GAAP sales and marketing	$36,103	$35,006	$36,109	$107,300	$107,746

GAAP general and administrative	$11,726	$11,894	$11,930	$34,995	$36,576
Stock-based compensation expense	(1,925)	(1,817)	(1,654)	(5,056)	(4,693)
Acquisition related expense	—	—	—	(8)	(924)
Non-GAAP general and administrative	$9,801	$10,077	$10,276	$29,931	$30,959

GAAP total operating expenses	$75,775	$72,605	$77,420	$222,806	$223,340
Amortization of intangible assets	(1,771)	(1,772)	(2,025)	(5,314)	(4,643)
Stock-based compensation expense	(4,589)	(4,445)	(4,032)	(13,693)	(11,418)
Restructuring and other charges	(1,360)	12	(400)	(2,190)	(1,957)
Acquisition related expense	—	—	—	(8)	(924)
Litigation reserves, net	(69)	(68)	(305)	(254)	(3,908)
Impairment charges	—	—	(2,000)	—	(2,000)
Non-GAAP total operating expenses	$67,986	$66,332	$68,658	$201,347	$198,490

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013

GAAP operating income	$26,558	$24,581	$24,239	$74,638	$69,486
Amortization of intangible assets	4,396	4,391	4,439	13,177	10,782
Stock-based compensation expense	5,162	4,934	4,511	15,226	12,492
Restructuring and other charges	1,360	(12)	400	2,190	1,957
Acquisition-related expense	—	—	—	8	924
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	568
Litigation reserves, net	69	68	305	254	3,908
Impairment charges	—	—	2,000	—	2,000
Non-GAAP operating income	$37,545	$33,962	$35,894	$105,493	$102,117
Non-GAAP operating margin	10.6%	10.1%	9.9%	10.1%	10.1%

GAAP other income (expense), net	$2,246	$(227)	$511	$1,911	$37
Gain on litigation settlement	(2,800)	—	—	(2,800)	—
Non-GAAP other income (expense), net	$(554)	$(227)	$511	$(889)	$37

GAAP net income	$20,025	$14,705	$14,457	$49,141	$43,785
Amortization of intangible assets	4,396	4,391	4,439	13,177	10,782
Stock-based compensation expense	5,162	4,934	4,511	15,226	12,492
Restructuring and other charges	1,360	(12)	400	2,190	1,957
Acquisition-related expense	—	—	—	8	924
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	568
Litigation reserves, net	69	68	305	254	3,908
Impairment charges	—	—	2,000	—	2,000
Gain on litigation settlement	(2,800)	—	—	(2,800)	—
Tax effect	(2,030)	(2,645)	(3,220)	(7,579)	(9,738)
Non-GAAP net income	$26,182	$21,441	$22,892	$69,617	$66,678

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.55	$0.40	$0.37	$1.34	$1.12
Amortization of intangible assets	0.12	0.12	0.11	0.36	0.28
Stock-based compensation expense	0.14	0.13	0.12	0.41	0.32
Restructuring and other charges	0.04	0.00	0.01	0.06	0.05
Acquisition-related expense	—	—	—	0.00	0.02
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	0.01
Litigation reserves, net	0.00	0.00	0.01	0.01	0.10
Impairment charges	—	—	0.05	—	0.05
Gain on litigation settlement	(0.08)	—	—	(0.08)	—
Tax effect	(0.05)	(0.07)	(0.09)	(0.21)	(0.25)
Non-GAAP net income per diluted share	$0.72	$0.58	$0.58	$1.89	$1.70

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory and headcount)
(Unaudited)

	Three Months Ended
	September 28, 2014	June 29, 2014	March 30, 2014	December 31, 2013	September 29, 2013

Cash, cash equivalents and short-term investments	$242,648	$242,729	$240,261	$248,154	$301,418
Cash, cash equivalents and short-term investments per diluted share	$6.69	$6.59	$6.44	$6.46	$7.69

Accounts receivable, net	$278,568	$282,900	$291,251	$266,484	$269,964
Days sales outstanding (DSO)	72	76	74	69	68

Inventories	$206,494	$194,533	$201,630	$224,456	$211,275
Ending inventory turns	4.9	4.9	5.0	4.6	4.9

Weeks of channel inventory:
U.S. retail channel	7.7	10.5	9.7	9.4	10.5
U.S. distribution channel	10.6	12.0	9.8	11.2	9.9
EMEA distribution channel	4.4	4.0	4.1	4.6	4.5
APAC distribution channel	6.8	9.0	7.1	8.5	8.2

Deferred revenue (current and non-current)	$35,654	$35,229	$32,070	$26,433	$28,049

Headcount	1,047	1,033	1,023	1,029	1,100
Non-GAAP diluted shares	36,250	36,808	37,305	38,408	39,198

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	September 28, 2014		June 29, 2014		September 29, 2013		September 28, 2014		September 29, 2013
Americas	$193,904	55%	$187,534	55%	$220,487	61%	$576,217	56%	$578,011	57%
EMEA	108,421	31%	100,436	30%	97,220	27%	315,650	30%	312,712	31%
APAC	51,013	14%	49,634	15%	44,188	12%	148,466	14%	122,290	12%
Total	$353,338	100%	$337,604	100%	$361,895	100%	$1,040,333	100%	$1,013,013	100%

NET REVENUE BY SEGMENT

	Three Months Ended						Nine Months Ended
	September 28, 2014		June 29, 2014		September 29, 2013		September 28, 2014		September 29, 2013
Retail	$131,341	38%	$110,663	33%	$130,301	36%	$360,236	34%	$374,018	37%
Commercial	71,974	20%	75,447	22%	76,957	21%	226,284	22%	236,254	23%
Service Provider	150,023	42%	151,494	45%	154,637	43%	453,813	44%	402,741	40%
Total	$353,338	100%	$337,604	100%	$361,895	100%	$1,040,333	100%	$1,013,013	100%